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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 25, 1997



                       THE WASHINGTON WATER POWER COMPANY
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             (Exact name of registrant as specified in its charter)


          Washington                       1-3701               91-0462470
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(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


1411 East Mission Avenue, Spokane, Washington                    99202-2600
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  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:             509-489-0500
                                                                ------------


                                      None
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER INFORMATION


     On June 25, 1997 the Company received $81 million from the Internal Revenue Service ("IRS") to settle an income tax claim relating to its investment in the terminated nuclear project 3 of the Washington Public Power Supply System ("WNP3"). The $81 million recovery includes $34 million in income taxes the Company overpaid in prior years plus $47 million in accrued interest. The Company had claimed that it realized a loss in 1985 relating to its $195 million investment in WNP3 entitling it to current tax deductions. The IRS, however, originally denied the Company's claim and ruled that the investment should be written off over 32.5 years, the term of a settlement agreement between the Company and the Bonneville Power Administration relating to WNP3. The Company disagreed with this ruling and has been pursuing a reversal for several years. The IRS has now agreed with the Company's position.

     The Company entered into settlement agreements with the Washington Utilities and Transportation Commission and the Idaho Public Utilities Commission in 1987 and 1988 providing for the recovery through retail prices of approximately 60% of the Company's $195 million investment in WNP3. As a result of these agreements, customers have been and will continue to receive the tax benefits relating to the recoverable portion of WNP3 over the recovery periods specified in the settlement agreements. The settlement agreements resulted in a write-off of approximately $75 million of the Company's WNP3 investment, with the entire write-off charged to shareholders.

     The tax recovery and related accrued interest from the IRS will flow through to the benefit of shareholders. The tax recovery, including the accrued interest, will be recorded in the second quarter and results in a $41 million increase in net income, or $0.74 per share. The cash will be used to fund new business investment, including growth opportunities in national energy markets, and will reduce the need for the projected issuance of long-term debt during 1997.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE WASHINGTON WATER POWER COMPANY
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                                                  (Registrant)



Date:     July 9, 1997                         /s/ Jon E. Eliassen
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                                                  Jon E. Eliassen
                                            Senior Vice President and
                                             Chief Financial Officer
                                            (Principal Accounting and
                                                Financial Officer)